                                                                Exhibit 99.8


                 COUNTERPART OF COLLATERAL AGENCY AGREEMENT

                  This COUNTERPART (this "COUNTERPART"), dated March, 2004, is delivered pursuant to Clause 9.12 of the Collateral Agency Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Collateral Agency Agreement, dated 11 February 2004 (as it may be from time to time amended, modified or supplemented, the "COLLATERAL AGENCY AGREEMENT"; capitalised terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Solutia Europe SA/NV, the Subsidiary Guarantors named therein, KBC Bank NV, as Collateral Agent, and the Noteholders party thereto. The undersigned, by executing the delivering this Counterpart, shall be Subsidiary Guarantor under the Collateral Agency Agreement for all purposes thereof, including for purposes of Clause 2.1 (c) thereof, and shall be as fully a party to the Collateral Agency Agreement as if such Subsidiary Guarantor were an original signatory to the Collateral Agency Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorised _______________________

                                              CP FILMS VERTRIEBS GMBH



                                              By:      /s/ Kristel Deroover
                                                       --------------------

                                              Title:   Attorney
                                                       --------

                                              Address: